UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2024, C-Bond Systems, Inc. (the “Company”) executed a Promissory Note (“Note”) in favor of 1800 Diagonal Lending LLC (the “Investor”) in the aggregate principal amount of $157,000 (the “Principal”), and an accompanying Securities Purchase Agreement (“SPA”). Only in the event of a default, as discussed below, is the Note convertible into shares of the Company’s common stock.

The Note was funded on March 4, 2023, in the amount of $125,000. A one-time interest charge of twelve percent (12%) (the “Interest Rate”) shall be applied on the issuance date to the Principal. Under the terms of the Note, the Company is required to make monthly payments as outlined in the Note, beginning on August 30, 2024. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”).

Among other things, an event of default (“Event of Default”) shall occur if the Company fails to pay the principal or interest when due on the Note, whether at maturity, upon acceleration or otherwise. Upon the occurrence of any Event of Default, the Note shall become immediately due and payable and the Company shall pay to the Investor, in full satisfaction of its obligations hereunder, an amount equal to 220% times the sum of the then outstanding principal amount of this Note plus accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment plus Default Interest, if any.

At any time following an Event of Default, the Holder shall have the right, to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of the Company’s Common Stock. The conversion price (the “Conversion Price”) shall be the greater of 0.0025 (the “Fixed Conversion Price”) or 65% multiplied by the lowest closing bid price during the 10 trading days prior to the conversion date (representing a discount rate of 35%) (the “Variable Conversion Price”).

At no time may the Note be converted into shares of our common stock if such conversion would result in the Investor and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

The discussion herein regarding the SPA and Note is qualified in its entirety by reference to the SPA and Note attached hereto as Exhibits 10.1 and 4.1, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	Form of Promissory Note, dated March 1, 2024, in favor of Investor
10.1	Form of Securities Purchase Agreement, dated March 1, 2024, between C-Bond Systems, Inc. and Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: March 7, 2024	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

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